Exhibit 10.13

PPG INDUSTRIES, INC.

STOCK PLAN

1. Purpose

The purpose of the Plan is to promote the growth and profitability of the Company and its Subsidiaries by giving Directors and selected Employees an opportunity to own and to benefit from the growth of the value of the Common Stock of the Company, thereby (1) providing them with additional incentive to cause the Company and its Subsidiaries to grow and profit, (2) making their compensation competitive with opportunities available in competing industries, and (3) encouraging them to continue in the employ or service of the Company or a Subsidiary.

2. Definitions

(a)	“Award” means any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit granted hereunder.

(b)	“Award Agreement” means the written agreement evidencing an Award, which shall be executed by the Company and the Participant.

(c)	“Award Date” means the date as of which an Award is granted, unless another date is specified by the Board, the Committee or other person granting such Award.

(d)	“Award Grantor” means the Board, the Committee or the person or persons to whom the Board or the Committee has delegated authority to grant Awards hereunder.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

(g)	“Committee” means the Officers-Directors Compensation Committee (or any successor) of the Board.

(h)	“Common Stock” means the Common Stock of the Company.

(i)	“Company” means PPG Industries, Inc.

(j)	“Director” means any director of the Company or any of its Subsidiaries.

(k)	“Disability” means any long-term disability. The Committee shall determine a Participant’s Disability; provided, however, that a Participant who is approved to receive Long-Term Disability benefits pursuant to the PPG Industries, Inc. Long-Term Disability Plan shall be deemed to have a Disability so long as such person continues to receive such benefits thereunder.

(l)	“Dividend Equivalent” means a hypothetical dividend on Restricted Stock Units granted on the same date as dividends are paid on the Common Stock and having a value on the date granted equal to the value of actual dividends paid on a share of the Common Stock on the same date.

(m)	“Eligible Person” means any Director or any Employee.

(n)	“Employee” means any person (including any officer) employed by the Company or any of its Subsidiaries.

(o)	“Fair Market Value” of a share of Common Stock means the closing sale price reported for any applicable date on the New York Stock Exchange Composite Tape or, if there is no sale on such date, for the nearest preceding date upon which such a sale took place.

(p)	“Incentive Option” means an Option which qualifies as an “incentive stock option” as defined in Section 422 of the Code.

(q)	“Nonqualified Option” means an Option which does not qualify as an Incentive Option.

(r)	“Option” means an option granted hereunder to purchase a specified number of shares of Common Stock.

(s)	“Option Expiration Date” means the date set forth in the Award Agreement on which the right to exercise an Option will expire due to lapse of time.

(t)	“Option Price” means the price per share to be paid upon exercise of an Option for the purchase of shares subject to the Option.

(u)	“Option Term” means, with respect to any Option, the period from the Award Date for such Option through the Option Expiration Date for such Option.

(v)	“Optionee” means a Participant who is granted an Option and the Participant’s Successor.

(w)	“Participant” means any Eligible Person who has received an Award hereunder.

(x)	“Plan” means the PPG Industries, Inc. Stock Plan, as set forth herein and as amended from time to time.

(y)	“Restricted Stock” means Common Stock granted pursuant to Section 7 hereof, but any shares of Common Stock shall cease to be Restricted Stock when the conditions specified in the Award of such Restricted Stock have been satisfied.

(z)	“Restricted Stock Unit” shall mean a contingent right to receive, upon vesting and upon satisfaction of any terms or conditions attributable to any such Restricted Stock Unit, a payment, which payment may be made in cash or in shares of Common Stock as specified in the Award Agreement or, if not so specified, as the Board or the Committee shall determine in its sole discretion, equal to the Fair Market Value of the number of shares of Common Stock earned pursuant to the terms of such Restricted Stock Unit.

(aa)	“Stock Appreciation Right” means the right to receive cash or shares of Common Stock in lieu of exercising an Option, as more fully described in Section 6.

(bb)	“Subsidiary” means any corporation fifty percent (50%) or more of the outstanding voting stock or voting power of which is owned, directly or indirectly, by the Company and any partnership or other entity in which the Company has a fifty percent (50%) or more ownership interest.

(cc)	“Successor” means the executor or administrator of a Participant’s estate, or that person or persons to whom is transferred, by will or the laws of descent and distribution, or as otherwise permitted by the Board or Committee within the terms hereof, the right to exercise an Option or Stock Appreciation Right or the ownership of Restricted Stock or Restricted Stock Units.

(dd)	“Vesting Date” means the date specified in the Award Agreement as the “Vesting Date” or “Award Maturity Date” or “Exercise Date” or, if no such date is specified as such, the vesting date of the Award or the date the Award otherwise first becomes exercisable by or payable to the Participant.

3. Administration

The Board and the Committee shall both have full power and authority pursuant and subject to the provisions hereof: (1) to determine from time to time the number and type of Awards; (2) to determine from time to time which Eligible Persons shall be granted Awards; (3) to determine, with respect to Options, the number of shares of Common Stock subject to each Option, the Option Price, the form of payment of the Option Price, the Option Term, whether an Option shall be an Incentive Option or a Nonqualified Option, whether an Option shall be accompanied by Stock Appreciation Rights, whether an Option may be transferred and under what conditions, the form in which Stock Appreciation Rights may be paid and the terms and conditions upon which Options or Stock Appreciation Rights may be exercised; (4) to prescribe the provisions to be contained in Award Agreements (which need not be identical); (5) to construe and interpret the Plan, to establish, amend and revoke rules and regulations relating to the Plan, and to determine all questions or controversies arising in the administration or operation of the Plan; and (6) generally, to exercise such powers and take such actions as the Board or the Committee may deem necessary or advisable to administer or implement the Plan. Any determination or decision made or action taken by the Board or the Committee in connection with the Plan shall be final, conclusive and binding on all persons, including the Company, its shareholders and Participants. The Board or the Committee may delegate to another person or persons the right to grant Awards, including the right to determine whether an Option shall be an Incentive Option or a Nonqualified Option, to Eligible Persons who are not Directors of the Company or officers of the Company subject to Section 16 of the Securities Exchange Act of 1934.

4. Awards

Awards hereunder may be made in any of the following forms (or any combination thereof): (a) Restricted Stock; (b) Restricted Stock Units; (c) Incentive Options; (d) Nonqualified Options; and (e) Stock Appreciation Rights.

5. Options

(a) Options to purchase a specified number of shares of Common Stock at a specified price may be granted from time to time to those Eligible Persons who have the ability to make a contribution to the growth and profitability of the Company or any of its Subsidiaries. Options granted hereunder may be Incentive Options or Nonqualified Options.

(b) The aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Common Stock for which an Eligible Person may be granted

Incentive Options in the calendar year of such grant (under all plans of the Company or its parent or subsidiary corporations, or a predecessor corporation of any such corporation, all within the meaning of Section 422 of the Code) shall not exceed $100,000 plus any unused limit carryover to such year or such other maximum as may be specified in the Code. No Incentive Option will be transferable except by will or by the operation of the laws of descent and distribution.

(c) The grant of an Option shall be evidenced by a written Award Agreement executed by the Company and the Optionee, specifying the number of shares of Common Stock subject to the Option, the Option Price and the Option Expiration Date and may contain other provisions, not inconsistent herewith.

(d) The Option Price of each Option shall be as determined by the Board or the Committee but in no event shall be less than the Fair Market Value of a share of Common Stock on the Award Date. The Option Price may be paid in full in the form of cash, shares of Common Stock or a combination of both, as the Board or the Committee may specify.

(e) Options may be exercised at such times and in such manner as shall be prescribed by the Board or the Committee, except that no Option shall be exercisable under any circumstances more than ten (10) years from the Award Date.

(f) The Board or the Committee may specify, at the time of grant or, with respect to Nonqualified Options, at or after the time of grant, that an Optionee shall be granted a Nonqualified Option (a “Restored Option”) in the event that (i) such Optionee exercises all or part of an Option (an “Original Option”) by surrendering (or certifying ownership of) already owned shares of Common Stock in full or partial payment of the Option Price under such Original Option and/or (ii) such Optionee surrenders shares of Common Stock or causes shares of Common Stock to be withheld to pay withholding taxes in connection with the exercise of such Original Option. All Restored Options are subject to the availability of shares of Common Stock under the Plan at the time of such exercise. A Restored Option shall cover a number of shares of Common Stock not greater than the number of shares of Common Stock surrendered (or to which ownership has been certified) in payment of the Option Price under such Original Option and/or used to pay withholding taxes in connection with the exercise of such Original Option. Each Restored Option shall have an Option Price equal to the Fair Market Value of the Common Stock on the Award Date of the Restored Option and shall expire on the Option Expiration Date of the Original Option or such earlier specific date as the Original Option will expire provided such earlier date has been established on the Award Date of the Restored Option. The Award Date of a Restored Option shall be the date of exercise of the Original Option. A Restored Option shall be exercisable at any time and from time to time from or after the Award Date of the Restored Option (or, as the Board or the

Committee in its sole discretion shall specify in the Award Agreement for the Restored Option). An Award Agreement for a Restored Option shall contain such other terms and conditions, which may include a restriction on the transferability of the Common Stock received upon the exercise of the Original Option, as the Board or the Committee in its sole discretion shall deem desirable and which may be set forth in rules or regulations adopted by the Board or the Committee or in the Award Agreement evidencing the Restored Option. Successive Restored Options may be granted to the extent and upon such terms and conditions consistent with this Section 5(f) as the Board or the Committee in its sole discretion shall specify. Notwithstanding anything to the contrary herein contained, in no event shall any Restored Option be granted on account of the exercise of any Original Option initially granted on or after January 1, 2003.

6. Stock Appreciation Rights

(a) The Board or the Committee may grant Stock Appreciation Rights with respect to all or any of the shares of Common Stock subject to an Option. Stock Appreciation Rights with respect to an Incentive Option may be granted only on the Award Date of the related Option. Stock Appreciation Rights with respect to a Nonqualified Option may be granted either on the Award Date of the related Option or at any time thereafter during the Option Term.

(b) Stock Appreciation Rights shall entitle the Optionee, upon exercise, to receive a payment equal to the amount by which the value of a share of Common Stock exceeds the Option Price, multiplied by the number of shares with respect to which Stock Appreciation Rights are exercised. Such value shall be the Fair Market Value of a share of Common Stock on the date of exercise or, in the discretion of the Board or the Committee, the average of the Fair Market Values of a share of Common Stock over such period as the Board or the Committee may specify. Such payment may be made in the form of cash, shares of Common Stock or a combination of both, as the Board or the Committee may specify.

(c) Stock Appreciation Rights may be exercised in such manner and at such times as may be prescribed by the Board or the Committee, but only to the extent the related Option is exercisable. To the extent Stock Appreciation Rights are exercised, the related Option shall be deemed to have been exercised.

7. Restricted Stock

Restricted Stock may be awarded to any Eligible Person. An Award of Restricted Stock may set forth such terms and conditions, including, but not limited to, forfeiture and vesting provisions and restrictions against sale, assignment, transfer or other disposition as the Board or the Committee may determine. Restricted Stock shall be duly issued and transferred by the Company on such dates as the Award Grantor may determine, and a certificate for such Restricted Stock shall be issued to each Participant to whom an award is made. The Participant shall thereupon become a stockholder of the Company with respect to such Restricted Stock, and shall be entitled to vote and to receive the dividends on such stock; provided, however, that: (1) stock certificates for Restricted Stock shall be imprinted with a legend to the effect that the stock represented thereby may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms hereof, and each transfer agent for the Common Stock shall be instructed to such effect; and (2) upon the date specified in the grant as the “Award Maturity Date”, unless cancelled earlier by the Board or the Committee, the restrictions imposed upon the Restricted Stock shall lapse, and the Participant shall be fully vested in the award.

8. Restricted Stock Units

Restricted Stock Units may be awarded to any Eligible Person. An Award of Restricted Stock Units shall be evidenced by a written Award Agreement specifying the number of Restricted Stock Units subject to such Award and may include such terms and conditions not inconsistent herewith as the Board or the Committee may determine, including, but not limited to, forfeiture and vesting provisions; restrictions against sale, exchange, assignment, transfer, pledge, hypothecation or other disposition; and performance goals and targets applicable to each such Award; provided, however, that no Restricted Stock Unit shall vest more than ten (10) years after the Award Date. The Board or the Committee may determine that one or more Participants shall be entitled to receive a Dividend Equivalent during the Award Period on each Restricted Stock Unit held by each applicable Participant; provided, however, that in no event shall Dividend Equivalent payments be made to a Participant on Restricted Stock Units following the date of such Participant’s retirement as an Employee or Director, Disability, job elimination, death or other termination of employment. Unless otherwise provided in the Participant’s Award Agreement, Dividend Equivalents shall be credited into the Participant’s account in the PPG Industries, Inc. Deferred Compensation Plan or the PPG Industries, Inc. Deferred Compensation Plan for Directors, as applicable, and invested in accordance with the Participant’s investment elections thereunder. A Participant shall be entitled to payment of Dividend Equivalents in accordance with the provisions of the PPG Industries, Inc. Deferred Compensation Plan or the PPG Industries, Inc. Deferred Compensation Plan for Directors, as applicable, or as otherwise specified in the applicable Award Agreement, without regard to the actual payment or non-payment of the Award to which the Dividend Equivalents relate. If the Board or Committee determines to settle any Restricted Stock Unit in shares of Common Stock, a stock certificate representing such shares shall be issued to the Participant; provided, however, that the Board or Committee may impose such restrictions concerning forfeiture, sale, exchange, assignment, transfer, pledge, hypothecation or other disposition of such shares as provided in the Award Agreement and the stock certificates representing such shares may be imprinted with a legend to the effect that the stock represented thereby is subject to such restrictions, and each transfer agent for the Common Stock shall be instructed to such effect. The Participant shall thereupon become a stockholder of the Company with respect to such shares of Common Stock and shall possess all attendant rights of a shareholder with respect thereto.

9. Number of Shares Available for Issuance and Subject to Awards

(a) From and after April 18, 2002, the maximum number of shares of Common Stock as to which Awards may be granted is 14 Million and the maximum number of shares of Common Stock which may be issued hereunder shall be 30.6 Million. Any shares of Common Stock subject to Awards that are forfeited or unexercised, to the extent

Options remain unexercised at the expiration or termination thereof or Restricted Stock is forfeited prior to the Award Maturity Date, may be subject to the grant of further Awards hereunder. In addition, shares of Common Stock that are surrendered (or to which ownership has been certified) by Participants as full or partial payment to the Company of the purchase price of shares being acquired through the exercise of an option granted hereunder and any shares surrendered by the Participant or withheld by the Company to pay withholding taxes in connection with the exercise of an Option shall also be available for issuance and for the grant of Awards hereunder. The number of shares which may be issued hereunder and as to which Options may be granted shall be further subject to adjustment in accordance with Section 13.

(b) In no event, except as subject to adjustment as provided in Section 13, shall more than two hundred fifty thousand (250,000) shares of Common Stock be cumulatively available for issuance as Restricted Stock or upon settlement of Restricted Stock Units granted hereunder.

(c) The Common Stock to be issued hereunder may be either authorized but unissued shares or issued shares acquired by the Company and held in its treasury.

10. Government and Other Regulations

The obligation of the Company to issue or transfer and deliver shares for Options exercised pursuant to the terms hereof shall be subject to (1) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such issue or transfer, if deemed necessary or appropriate by counsel for the Company; (2) the condition that the shares of Common Stock authorized to be issued hereunder shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of Common Stock may then be listed; and (3) all other applicable laws, regulations, rules and orders which shall then be in effect.

11. Limit on Awards

More than one Award may be granted to a Participant, but except as subject to adjustment as provided in Section 13 the aggregate number of shares of Common Stock subject to Awards granted to any Participant after April 18, 2002 may not exceed two million (2,000,000) shares.

12. No Right to Employment

Neither the existence of the Plan nor the grant of any Award pursuant to the Plan shall create in any Participant or Eligible Person the right to continue to be employed by or to continue as a Director of the Company or a Subsidiary.

13. Adjustments Upon Changes in Capitalization

In the event of any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split or similar change, a corresponding change shall be made in the numbers, and Option Prices, of shares subject to outstanding Awards, and in the maximum number of shares which then remain available for issuance, and in the number of shares of Restricted Stock and shares issuable in respect of Restricted Stock Units which then remain available for issuance hereunder and the limits as to Awards to individual Eligible Persons. In the event of any change in the outstanding shares of Common Stock, or in the number thereof, by reason of any merger, consolidation, combination, sale of assets, exchange of shares, recapitalization, reorganization, spin-off or similar change, the Board or the Committee may make such changes in the shares, and in the numbers or Option Prices of shares, subject to outstanding Awards, and in the maximum number of shares which may be issued hereunder, as the Board or the Committee may deem to be equitable. No such change, without the consent of a Participant may adversely affect the rights of such Participant with respect to an Award previously granted, and any such change shall be final, conclusive and binding on all persons, including the Company, its shareholders and Participants.

14. Amendment and Termination

The Board may amend, suspend or terminate the Plan, in whole or in part, at any time, but no amendment may, without shareholder approval, (1) increase the maximum number of shares which may be issued and for which Awards may be granted hereunder, either in the aggregate or to any individual Participant; (2) change the manner of determining the minimum Option Price, other than to change the manner of determining the Fair Market Value of the Common Stock to conform to any then-applicable provision of the Code; (3) extend the date upon which the Plan shall terminate; or (4) increase the maximum period during which Options may be exercised hereunder. The Plan shall terminate on, and no Award may be granted after, December 31, 2007, or on such earlier date as may be determined by the Board. No amendment, suspension or termination of the Plan may affect adversely, without the consent of the Participant, the rights of such Participant with respect to an Award previously granted.

15. Effective Date

The Plan shall be effective as of April 18, 2002, as amended July 20, 2005.